UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2016

Chiasma, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37500	76-0722250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Wyman Street, Suite 250 Waltham, MA		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 928-5300

60 Wells Avenue, Suite 102, Newton, MA 02459

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 18, 2016, Chiasma, Inc. (the “Company”) issued a press release (the “April 18 Press Release”) providing an update regarding the Complete Response Letter that was received by the Company from the United States Food and Drug Administration on April 15, 2016 regarding the Company’s New Drug Application for Mycapssa (octreotide) capsules for the maintenance treatment of adult patients with acromegaly (the “CRL”). In the April 18 Press Release, the Company reported its approximated cash, cash equivalents and marketable securities balance as of March 31, 2016 (the “Financial Information”). The Financial Information included in Exhibit 99.2 attached hereto is incorporated herein by reference.

The information under this Item 2.02, including the Financial Information included in Exhibit 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On April 15, 2016, after market close, the Company received the CRL. Shortly after its receipt of the CRL, the Company issued a press release (the “April 15 Press Release”). A copy of the April 15 Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 18, 2016, the Company issued the April 18 Press Release providing an update regarding the CRL. A copy of the April 18 Press Release is attached hereto as Exhibit 99.2 and, other than the Financial Information, which is furnished as set forth in Item 2.02 of this Current Report on Form 8-K, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Number	Description

99.1	Press Release of Chiasma, Inc. dated April 15, 2016.

99.2	Press Release of Chiasma, Inc. dated April 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2016	Chiasma, Inc.

	By:	/s/ Mark Leuchtenberger
Mark Leuchtenberger
President and Chief Executive Officer